Exhibit 10.25

Dated 15 February 2002

VODAFONE GROUP PLC

TRUST DEED AND RULES

OF THE VODAFONE SHARE INCENTIVE PLAN

Shareholders’ Approval	27 July 2000
Directors’ Adoption	22 January 2002
Revenue Approval	21 February 2002
IR Ref	A1514
IR Tax Ref	4073 0721/6
Expiry Date	27 July 2010

LINKLATERS One Silk Street London EC2Y 8HQ

Telephone:	(44-020) 7456 2000

Facsimile:	(44-020) 7456 2222

Table of Contents

Contents		Page
1	Meaning of words used	2

2	Operation of the Plan	4

3	Joining the Plan	4

4	Free Shares	6

5	Employee Purchased Shares - general rules	8

6	Employee Purchased Shares - Accumulation Period	10

7	Employee Purchased Shares - No Accumulation Period	11

8	Matching Shares	12

9	Dividends	13

10	General rules about Shares	16

11	Leaving the Plan	18

12	General rules relating to the Plan	19

13	Assets of the Plan	21

14	Trustees	21

15	Participating Companies	23

16	Changing the Rules	23

17	Termination	24

18	Governing law	25

i

Trust Deed and Rules of the Vodafone

Share Incentive Plan

This Trust Deed and Rules of the Vodafone Share Incentive Plan are made as a deed on 15 February 2002 between :

(1)	Vodafone Group Plc; and

(2)	Mourant ECS Trustees Limited

to set up a Plan with effect from the date of formal approval of the Plan by the Inland Revenue.

Part 1 - Definitions

1	Meaning of words used

“Accumulation Period” means the period during which a Participant’s Contributions for Employee Purchased Shares are held prior to their allocation and which shall not be longer than the period specified in Schedule 8 (currently 12 months).

“Award System” means the system of calculating the number of Free Shares to be awarded from time to time, adopted by the Directors and which satisfies paragraph 9 of Schedule 8 (participation on same terms).

“Award Day” means the date on which Free or Matching Shares are awarded under the Plan.

“the Company” means Vodafone Group Plc.

“Contributions” means deductions made from a Participant’s salary for the purpose of acquiring Employee Purchased Shares.

“Control” has the meaning given in Section 840 of the Taxes Act.

“Directors” means the board of directors of the Company or a duly authorised committee of it.

“Dividend Shares” means Shares which the Trustees acquire by reinvesting Participants’ cash dividends from their Plan Shares, as described in Rule 9.

“Employee” means an employee of a Participating Company.

“Employee Purchased Shares” means Shares which the Trustees allocate to Participants in respect of sums deducted from their salary as described in Rules 5, 6 and 7 (and correspond to Partnership Shares as defined in Schedule 8).

“Employment” means employment by the Company or any associated company within the meaning of paragraph 126 of Schedule 8.

“Free Shares” means Shares awarded to Participants without payment, as described in Rule 4.

“Group” means the Company and Participating Companies.

“Holding Period” means the period which the Directors set from time to time for holding Free and Matching Shares in the Plan, as described in Rule 4.2.

“Listed” means where Shares are admitted to the Official List of the UK Listing Authority and traded on the London Stock Exchange.

“The London Stock Exchange” means the London Stock Exchange plc.

“Market Value” means on any day where Shares are Listed, the middle market quotation derived from the Daily Official List of the London Stock Exchange on the preceding day and where Shares are not so admitted the market value of a Share determined in accordance with the provisions of Part VIII of the Taxation of Chargeable Gains Act 1992 and agreed in advance with the Shares Valuation of the Inland Revenue.

“Matching Shares” means Shares awarded without payment as described in Rule 8, in proportion to any Employee Purchased Shares allocated to Participants.

“Method 1” means the method described in paragraph 29 of Schedule 8.

Part 1 - Definitions

“Method 2” means the method described in paragraph 30 of Schedule 8.

“Participant” means any Employee who has joined the Plan.

“Participating Company” means an employer participating in the Plan being the Company, any Subsidiary and any other company which the Inland Revenue agrees may be a participating company and which in both cases is so designated by the Directors.

“Performance Measures” means targets set by the Directors from time to time, which meet the requirements of paragraph 27 of Schedule 8 and govern the availability or number of Free Shares to be awarded under Rule 4.

“Plan” means the Vodafone Share Incentive Plan, as changed from time to time.

“Plan Shares” mean the Shares awarded or allocated to Participants under the Plan.

“Qualifying Company” means:

(a)	a company that is a Participating Company at the end of the qualifying period; or

(b)	a company that was a Participating Company when the employee was employed by that company; or

(c)	a company that was an associated company (within the meaning of paragraph 126 of Schedule 8) of:

(i)	a company qualifying under paragraph (a) or (b) above; or

(ii)	another company qualifying as a qualifying company under paragraph 14 of Schedule 8 when the employee was employed by that company.

“Reconstruction or Takeover” means a transaction affecting any Shares as described in paragraph 32 of Schedule 8.

“Salary” means emoluments of the Participant’s employment with a Participating Company, as are liable to be paid under deduction of tax pursuant to Section 203 of the Taxes Act (PAYE), (excluding expenses and benefits in kind) or which would be so liable if the Participant was subject to tax under Section 19 of the Taxes Act.

“Schedule 8” means Schedule 8 to the Finance Act 2000.

“Share” means a share in the capital of the Company, which meets the requirements of Part VIII of Schedule 8, and any security which forms part of any new holding referred to in paragraph 115 of Schedule 8.

“Subsidiary” means a company which is under the control of the Company within the meaning of Section 840 of the Taxes Act.

“Taxes Act” means the Income and Corporation Taxes Act 1988.

“Trustees” means the trustee or trustees for the time being of the Plan.

Part 2 - Operation of the Plan and Joining the Plan

2	Operation of the Plan

2.1	Purpose of the Plan

The purpose of the Plan is to help and encourage the holding of Shares by Participants or for their benefit through an employee share ownership plan approved under the provisions of paragraph 4 of Schedule 8.

The Trustees may achieve the purpose of the Plan by applying the capital and income of the Plan assets to or for the benefit of Participants as described in the Rules.

2.2	Time of operation

The Directors can only operate the Plan between its approval by the Company in general meeting and the 10th anniversary of that date (27 July 2010).

3	Joining the Plan

3.1	Invitations

Subject to Rule 3.2, whenever the Directors decide to operate the Plan, they must invite all Employees who:

3.1.1	are chargeable to tax in respect of their employment under Case I of Schedule E of the Taxes Act; and

3.1.2	have been employees of a Qualifying Company throughout any qualifying period of service.

They may also invite other Employees, provided that, if there is a qualifying period of service, the Employees satisfy Rule 3.1.2.

3.2	Prohibited invitations

However, the Directors must not invite:

3.2.1	any Employee to receive an award of Free Shares, Matching Shares or Employee Purchased Shares in any tax year who has participated in that tax year (or is to participate at the same time) in another employee share ownership plan approved under Schedule 8 which has been established by the Company (or a connected company, as described in paragraph 16 (4) of Schedule 8);

3.2.2	any Employee to receive an award of Free Shares in any tax year if shares have been (or are at the same time to be) appropriated to that Employee in the same tax year under a profit sharing scheme approved under Schedule 9 to the Taxes Act which has been established by the Company (or a connected company as described in paragraph 16(4) of Schedule 8);

3.2.3	anyone who is excluded from participating under paragraphs 15 and 17 of Schedule 8 (material interest provisions).

3.3	Form of invitation and application

The letters of invitation and the application form to join the Plan must be made in the form agreed by the Directors and the Trustees, and approved by the Inland Revenue if necessary.

Part 2 - Operation of the Plan and Joining the Plan

The letter of invitation and application form will, if applicable, specify whether, for that operation of the Plan, Free Shares and/or Employee Purchased and Matching Shares may be acquired. If Employee Purchased Shares are available, the application form will comply with Rules 5.1 and 5.4. If Employee Purchased Shares are available and if there is an Accumulation Period, the application form will give details of the Accumulation Period.

3.4	Qualifying period of service

The Directors may set a qualifying period of service from time to time. If the Directors set such a period for any operation of the Plan, it must apply in relation to, and be the same for, all Employees.

If Free Shares are offered, this period can be up to 18 months, ending with the date of award of Free Shares.

If Employee Purchased Shares are offered and there is no Accumulation Period, the qualifying period can be up to 18 months, ending with the start of deductions from salary under Rule 5. If there is an Accumulation Period, the qualifying period can be up to 6 months, ending with the start of the relevant Accumulation Period.

3.5	Return of application forms

Employees invited to participate in the Plan and who wish to do so, must return the signed application form to the Company by the date specified. By signing the form they agree to the terms and conditions of participation set out in the form. Anyone who has not returned a signed form as required will not be awarded Free Shares and any right to acquire Partnership or Matching Shares will lapse.

3.6	Revoking applications

Before an Award Day, any Employee may write to the Company and direct the Trustees not to award Free Shares to him on that Award Day or on each later Award Day. That Employee may write to the Company to revoke this direction at any time provided that such written notice is given at least thirty working days before that Award Day but must fulfil the requirements for joining for any future operations of the Plan and must complete an application form.

Part 3 - Free Shares

4	Free Shares

4.1	Limit

If the Plan is operated to provide Free Shares, Free Shares awarded to each Employee participating in the Plan must not have an initial market value of more than £3,000 in any tax year, or any greater amount specified for the purposes of paragraph 24(1) of Schedule 8.

Initial market value means the Market Value of any Free Share on the Award Day. If there are any restrictions or risk of forfeiture on any Free Shares, this is ignored when calculating Market Value. Free Shares will be subject to a risk of forfeiture for these purposes if the interest that may be acquired is only conditional within the meaning of paragraph 65 of Schedule 8.

4.2	Terms relating to Free Shares

The Directors will set the following:

4.2.1	the Award System for that operation of the Plan including any Performance Measures which apply, using either Method 1 or Method 2; and

4.2.2	the Holding Period, which must be at least three years but not more than five years beginning with the Award Day, must be the same for all Free Shares being awarded and cannot be increased once set in relation to an Award.

During this Holding Period, Rule 10.4 applies in relation to the Free Shares.

4.3	Notifying Participants of Performance Measures

If Performance Measures apply to the availability or number of Free Shares, the Directors will as soon as reasonably practicable, write and tell:

4.3.1	each Participant about the Performance Measures which will be used to calculate the number of Free Shares awarded to him; and

4.3.2	all Employees in general terms of the Performance Measures to be used to calculate the number of Free Shares awarded to each Participant. But the Directors may exclude from such notice any information if they reasonably consider that to disclose it would prejudice commercial confidentiality.

4.4	Payments by Participating Companies and acquiring Shares

As soon as practicable after setting the terms relating to the Free Shares, the Directors will write and tell each Participating Company of the amount it is required to contribute for that operation of the Plan. Each Participating Company will pay to the Trustees this amount. The Trustees will use the funds to purchase or subscribe for Shares, as agreed with the Directors.

4.5	Awards of Free Shares

4.5.1	The Trustees will award Free Shares to each Participant on the basis set out in the Award System and any Performance Measures. If they award Free Shares to a Participant who is not an Employee on the Award Day, this award will not be valid.

Part 3 - Free Shares

4.5.2	As soon as practicable after the award of Free Shares, the Trustees will write and tell each Participant of the award. The Trustees will include in the notification the number and description of the Free Shares, the Holding Period applying to the Free Shares and their Market Value on the Award Day.

4.6	Transfer of legal title

After the end of the Holding Period the Participant may at any time direct the Trustees to transfer legal title of Free Shares and any related Dividend Shares to him, or as he may direct.

Part 4 - Employee Purchased Shares

5	Employee Purchased Shares - general rules

5.1	Application for Employee Purchased Shares

If the Plan is operated to provide Employee Purchased Shares, Employees invited to invest in Employee Purchased Shares (using deductions from salaries) who wish to do so, must complete the relevant section of the application form. This section will satisfy the requirements of Part V of Schedule 8 (partnership share agreement) and will include the notice required under paragraph 38 of Schedule 8 (possible effect of deductions on state benefits).

5.2	Amount of Contributions

Each Participating Company will calculate the amounts and times of Contributions for its Participants.

Participants must not contribute more than the lower of:

5.2.1	10% (or such lower percentage as the Directors may specify) of the salary payment from which the deduction is made or, where there is an Accumulation Period, the same percentage of salary over the Accumulation Period; or

5.2.2	£125 in any month (or a proportionate amount if salary is not paid monthly); or

a greater percentage or amount specified for the purposes of paragraph 36 of Schedule 8 from time to time.

If Contributions exceed these limits, the excess amount will be repaid to the Participant as soon as practicable, after deducting any PAYE and national insurance Contributions due.

5.3	Minimum Contribution

The Directors may set from time to time a minimum amount (not more than £10) for Contributions in any month, irrespective of the intervals at which Contributions are to be made. If there is such a minimum limit, it will be set out in the application form.

5.4	Limit on Employee Purchased Shares

The Directors may set from time to time a limit on the number of Shares which may be acquired as Employee Purchased Shares. If there is such a limit, it will be set out in the application form.

5.5	Scaling down

If there is a limit on the number of Employee Purchased Shares which may be acquired and the Contributions set out in the application forms exceed that number, the Directors will scale down applications by taking any one or more of the following steps:

5.5.1	reduce the excess over the set minimum Contributions proportionately;

5.5.2	reduce all monthly Contributions to the set minimum sum;

5.5.3	select applications to contribute the minimum sum by lot.

The Directors will notify Participants of the scaling down and their application forms will be deemed changed or withdrawn.

Part 4 - Partnership Shares

5.6	Holding Contributions

The Participants’ Contributions will be transferred to the Trustees as soon as practicable. The Trustees will hold the Contributions in an account with:

5.6.1	an institution authorised under the Banking Act 1987; or

5.6.2	a building society; or

5.6.3	a relevant European institution.

The account may, but need not, pay interest on Contributions held. If it does, the Trustees must account to each Participant for the interest earned on his Contributions.

The Trustees must pay to a Participant any Contributions it holds if, before acquiring Employee Purchased Shares on behalf of the Participant:

5.6.4	they receive a termination notice under Rule 17 (Termination); or

5.6.5	the Inland Revenue notifies the Company that it has withdrawn the approval of the Plan under Schedule 8.

5.7	Excess Contributions

If the Participant so agrees when completing the application form, the Trustees may carry forward and add to the amount of the next deduction any Contributions not used to acquire shares. If there is no such agreement, the Trustees must pay the excess to the Participant, after deducting any PAYE and national insurance contributions due, as soon as practicable.

5.8	Accumulation Period

The Directors may determine from time to time whether there will be an Accumulation Period.

If there is an Accumulation Period, the start and end of the Accumulation Period must be set out in the application form. The period must start on or before the date of the first deduction of Contributions. It must not exceed 12 months. The same Accumulation Period or periods must apply to all Participants for each operation of the Plan.

If a Participant ceases to be in Employment during an Accumulation Period, the Trustees must pay to the Participant any Contributions they hold as soon as practicable (together with interest, if payable, as described in Rule 5.6).

If, during the Accumulation Period, a transaction occurs in relation to the Shares which results in a new holding of shares being equated with the Shares for the purposes of capital gains tax purposes (“new shares”), then the Contributions held may be used at the end of the Accumulation Period to acquire new shares. By signing the application form Participants agree to the acquisition of new shares.

5.9	Stopping, varying and re-starting deductions

A Participant may give written notice to the Company to stop making deductions or to vary deductions from his salary. A Participant may not vary deductions from his salary more than twice in any year unless the Directors so allow. He may also give written notice to the Company at any time that he wishes deductions to re-start, but he may not make up any missed Contributions.

The Company will arrange for deductions to stop or vary within 30 days of receiving the notice, unless the notice specifies a later date. The Company will arrange for deductions to

Part 4 - Partnership Shares

re-start by the next due date for deductions which is more than 30 days after receipt of the notice to restart.

5.10	Return of Contributions

A Participant may at any time withdraw from the agreement made at the time of joining the Plan in relation to Employee Purchased Shares and ask for the return of any Contributions which have not been used to acquire Employee Purchased Shares by giving written notice to the Company. Unless a later date is specified in the notice a notice of withdrawal will take effect 30 days after it is received by the Company. The Trustees must pay to the Participant any Contributions they hold as soon as practicable (together with interest, if payable, as described in Rule 5.6) after the date that the notice of withdrawal takes effect.

5.11	Allocation Eligibility Requirement

Employee Purchased Shares may only be allocated to an individual who is eligible to participate in the Plan at the following times:

5.11.1	where there is no Accumulation Period at the time the related Contributions are deducted; and

5.11.2	where there is an Accumulation Period at the time of the first deduction of the related Contributions.

5.12	Notification by Trustees

As soon as practicable after the Trustees have allocated Employee Purchased Shares to a Participant the Trustees will notify that Participant in writing. The notice will include the number and description of the Employee Purchased Shares, the amount of Contributions used to acquire the Shares and the basis on which the number of Shares was calculated including the Market Value of the Shares on the date the Shares were acquired on their behalf.

5.13	Access to Employee Purchased Shares

A Participant, may at any time, take out of the Plan any Employee Purchased Shares acquired on his or her behalf. This is subject to the tax charge under paragraph 86 of Schedule 8. But a Participant who takes out Employee Purchased Shares within 3 years of their acquisition may lose any rights to Matching Shares in respect of them (see Rule 11.4).

A Participant may direct the Trustees to transfer the Employee Purchased Shares to him or any other person. He may also assign or charge his beneficial interest in the Employee Purchased Shares.

6	Employee Purchased Shares - Accumulation Period

6.1	Allocating shares - Accumulation Period

6.1.1	If there is an Accumulation Period, the Trustees must allocate Employee Purchased Shares to each Participant within 30 days after the end of that period.

6.1.2	The number of Shares allocated to each Participant will be calculated using the lower of the Market Value of the Shares at the beginning of the Accumulation Period and:

(i)	the Market Value on the date of allocation; or

Part 4 - Partnership Shares

(ii)	if the Shares are acquired over a period not exceeding 5 dealing days ending on the day preceding the date of allocation and the Shares are Listed, the average middle market quotation derived from the Daily Official List of the London Stock Exchange over those 5 days; or

(iii)	if all the Employee Purchased Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation and the Shares are Listed, the average price actually paid by the Trustees for the Shares.

6.1.3	All Shares must be allocated on the same date.

6.2	Restarting or varying Contributions

The Directors may determine whether or not a Participant can restart or vary Contributions more than once within an Accumulation Period. If such a determination is made, it will be set out in the application form.

7	Employee Purchased Shares - No Accumulation Period

7.1	Allocating shares - no Accumulation Period

7.1.1	If there is no Accumulation Period, the Trustees must allocate Employee Purchased Shares to the Participants by a date set by the Trustees. This date must be not later than 30 days after the last day on which the relevant deduction of Contributions takes place.

7.1.2	If all the Employee Purchased Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation and the Shares are Listed, then the number of Shares allocated to each Participant will be calculated using the average price actually paid by the Trustees for the Shares.

7.1.3	If all the Employee Purchased Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation and the Shares are not Listed, then the number of Shares allocated to each Participant will be calculated using the Market Value on the date of allocation.

7.1.4	If all the Employee Purchased Shares to be allocated to Employees on that occasion are not purchased by the Trustees on the date of allocation then the number of Shares allocated to each Participant will be calculated using:

(i)	where the Shares are acquired over a period not exceeding 5 dealing days ending on the day preceding the date of allocation and the Shares are Listed, the average middle market quotation derived from the Daily Official List of the London Stock Exchange; or

(ii)	the Market Value on the date of allocation.

7.1.5	All Shares must be allocated on the same date.

Part 5 - Matching Shares

8	Matching Shares

8.1	Ratio of Matching Shares to Employee Purchased Shares

If the Plan is operated to provide Matching Shares, a Participant who invests in Employee Purchased Shares is entitled to an award of Matching Shares. The Directors will set the ratio of Matching Shares to Employee Purchased Shares from time to time and the ratio which applies will be set out in the application form. The same ratio must apply to all those who participate in the related acquisition of Employee Purchased Shares.

The ratio cannot exceed 2 Matching Shares to 1 Employee Purchased Share.

The ratio may change in the circumstances set out in the application form. The Directors will write and tell Participants if the ratio changes, before the acquisition of the related Employee Purchased Shares.

8.2	Rights and restrictions

Matching Shares must be shares of the same class and carry the same rights as the Employee Purchased Shares to which they relate.

The Holding Period as described under Rules 4.2.2, 10.4 and 11 apply to the award of Matching Shares.

8.3	Contributions from Participating Companies and acquiring Shares

The Directors will notify each Participating Company of the amount it is required to contribute in relation to Matching Shares. Each Participating Company will pay this amount to the Trustees and the Trustees will use the funds to purchase or subscribe for Shares, as agreed with Directors.

8.4	Awards of Matching Shares

The Trustees will award Matching Shares to each Participant on the basis set out in the application form. The Trustees will award Matching Shares on the same day as it acquires the related Employee Purchased Shares on behalf of the Participant. Any award to a Participant who is not an Employee on the date of award will not be valid.

8.5	Notification of Awards

The notification requirements set out in Rule 4.5.2 will apply to Matching Shares.

8.6	Transfer of legal title

After the end of the Holding Period the Participant may at any time direct the Trustees to transfer legal title of Matching Shares (and any related Dividend Shares) to him, or as he may direct.

Part 8 - Dividends

9	Dividends

9.1	Dividend Shares

The Directors may from time to time decide that instead of Participants receiving dividends in cash:

9.1.1	the Trustees must re-invest cash dividends they receive in respect of Plan Shares they hold on behalf of Participants in additional Shares to be held on behalf of Participants; or

9.1.2	the Trustees must re-invest cash dividends as set out in Rule 9.1.1 but only in respect of Plan Shares of Participants who have chosen this by completing the relevant section on the application form.

The total amount so reinvested cannot exceed £1,500 in each tax year (or such greater amount specified for the purposes of paragraph 54 of Schedule 8). If the Directors have not made such decisions, or if the cash dividends exceed the limit, the Trustees must pay over dividends to relevant Participant as soon as practicable.

In calculating the limit, the Trustees must take into account any dividends reinvested under any other employee share ownership plan established by the Company or any associated company (within the meaning of paragraph 126 of Schedule 8), and approved under Schedule 8.

9.2	Allocating Dividend Shares

9.2.1	The Trustees must allocate Dividend Shares by a date set by the Trustees. This date must be no later than 30 days after the date they receive the cash dividend.

9.2.2	If all the Dividend Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation and the Shares are Listed, then the number of Dividend Shares allocated to each Participant is calculated using the average price actually paid by the Trustees for the Shares.

9.2.3	If all the Dividend Shares to be allocated to Employees on that occasion are purchased by the Trustees on the date of allocation and the Shares are not Listed, then the number of Shares allocated to each Participant will be calculated using the Market Value on the date of allocation.

9.2.4	If all the Dividend Shares to be allocated to Employees on that occasion are not purchased by the Trustees on the date of allocation, then the number of Dividend Shares allocated to each Participant is calculated using:

(i)	where the Shares are acquired over a period not exceeding 5 dealing days ended on the day preceding the date of allocation and the Shares are Listed, the average middle market quotation derived from the Daily Official List of the London Stock Exchange over those 5 days; or

(ii)	the Market Value of the Shares on the date of allocation.

9.2.5	In allocating Shares the Trustees must treat Participants fairly and equally.

Part 8 - Dividends

9.3	Cash dividends carried forward and paid

The Trustees may retain, carry forward and add to the amount of the next cash dividend to be reinvested, the amount of any cash dividend which is not sufficient to acquire one or more Dividend Shares. But the Trustees must keep these amounts separately identifiable and amounts derived from an earlier cash dividend are treated as reinvested before an amount derived from a later cash dividend.

The Trustees must pay to the Participant, as soon as practicable, any cash amounts retained as referred to above:

9.3.1	which are not reinvested in Dividend Shares within 3 years of payment of the dividend; or

9.3.2	if the Participant ceases to be in Employment; or

9.3.3	if they receive a termination notice under Rule 17.

When making the payment, the Trustees will supply to the Participant the information specified in paragraph 90 of Schedule 8.

9.4	Notification

As soon as practicable after the Trustees have allocated any Dividend Shares to a Participant, they will write and tell that Participant. The Trustees will set out the number and description of those Dividend Shares, their Market Value on the date on which they were acquired, and any cash dividends carried forward as described in Rule 9.3. The tax treatment of cash dividends and Dividend Shares will be as described in paragraphs 89-93 of Schedule 8.

9.5	Rights and restrictions

Dividend Shares must be shares of the same class and carry the same rights as the Shares in respect of which the dividend is paid. They must not be subject to any forfeiture.

Rule 4.2.2 applies to Dividend Shares but the Holding Period must be 3 years starting on the date the Trustees allocated the Dividend Shares as described in Rule 9.2. Rules 10.4 and 10.7 also apply.

9.6	Other dividends

Cash dividends payable in respect of Plan Shares and not reinvested in Dividend Shares (because they exceed the limit set out in Rule 9.1 or for any other reason) will belong to the relevant Participant. The Trustees will pay those dividends to the Participant as soon as practicable after receipt.

The Trustees are not required to pay a Participant any interest earned on any dividend to which the Participant is entitled.

The Trustees must hold unclaimed dividends for at least 12 years from the date of declaration of the dividend. If any dividends are unclaimed after this period, the Trustees may keep them and use them for the purposes of the Plan.

Where any dividends received are foreign dividends within the meaning of paragraph 70(5) of Schedule 8 the Trustees will notify the Participant of the amount of any foreign tax deducted from the dividend before it was paid.

Part 8 - Dividends

9.7	Scrip dividends

The Trustees may receive, following a direction from the Participant, Shares credited as fully paid in whole or in part instead of a cash dividend (a scrip dividend). These Shares will not form part of the Participant’s Plan Shares. The Trustees will take all reasonable steps to transfer such Shares to the Participant.

Part 9 - General Rules

10	General rules about Shares

10.1	Listing

If and so long as Shares are admitted to listing on the Official List of the United Kingdom Listing Authority and to dealing on the London Stock Exchange, the Company will where relevant apply for listing of any Shares subscribed under the Plan as soon as practicable after their allotment.

10.2	Rights

Shares issued on subscription will rank equally in all respects with the Shares then in issue. However, the Directors may determine that they will not rank for any dividends or other distributions payable or made in respect of a period beginning before their date of issue.

Where Shares are transferred they will have the benefit of all rights attaching to the Shares by reference to a record date on or after the date on which they are allocated or awarded.

The Trustees may award Shares where a proportion of which rank for any dividend or other distribution or other rights attaching to Shares by reference to a record date preceding the relevant Award Day and a proportion of which do not. If this happens, the Trustees will award the Shares to each Participant as far as practicable in those same proportions.

10.3	Acquisition of Shares

The Company may from time to time ask the Trustees to acquire any number of Shares specified by it for award or allocation to Participants on a later operation of the Plan. If the Trustees agree to acquire Shares, the Company will ensure that the Trustees have sufficient funds to do so. The Trustees may also acquire Shares at any other time, if they have sufficient funds to do so. These Shares must satisfy the conditions specified in Part VIII of Schedule 8. Before any such Shares are awarded or allocated under the Plan, they will be held on general trusts for the purposes of the Plan.

Where there is a qualifying transfer of Shares to the Trustees those Shares must not be used as Employee Purchased Shares and must be included in any award of Free Shares or Matching Shares made after the date of the transfer in priority to other Shares available for a particular award.

For the purposes of this Rule 10.3 there is a qualifying transfer of Shares to the Trustees if Shares are transferred to them by the trustees of an employee share ownership trust and the transfer is a qualifying transfer within Section 69(3AA) of the Finance Act 1989 (transfer of shares in, or shares purchased from money in, an employee share ownership trust immediately before 21 March 2000).

10.4	Restrictions on disposals of Shares

The Participant must permit the Trustees to retain his Free Shares, Matching Shares and Dividend Shares throughout the Holding Period. He cannot assign, charge or dispose of his beneficial interests in the Shares in any way during this period, except as described in Rule 10.7 and if the Participant leaves employment as described in Rule11.

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10.5	Plan limits

The number of Shares which may be allotted under the Plan on any day must not, when added to the aggregate of the number of Shares which have been allotted in the previous 10 years under the Plan and any other employees’ share scheme operated by the Company, exceed 10 per cent of the ordinary share capital of the Company in issue immediately before that day.

In this Rule 10.5 “allotted” means, in the case of any share option scheme, the placing of unissued shares under option and, in relation to other types of employees’ share scheme, includes the issue of shares. In determining the limits above no account shall be taken of any Shares where the right to acquire Shares was released or lapsed without being exercised.

10.6	Voting

The Trustees will invite Participants to direct them on the exercise of any voting rights attaching to Plan Shares held by the Trustees on their behalf. The Trustees will only be entitled to vote on a show of hands if all directions received from Participants who have given directions in respect of a particular resolution are identical. The Trustees will not be under any obligation to call for a poll. In the event of a poll the Trustees will follow the directions of Participants.

The Trustees must not vote in respect of unallocated Shares or any Shares they hold under the Plan which have not been registered in their name.

10.7	Offers

The Participant (or anyone properly authorised) has the right to direct the Trustees on the appropriate action to take in relation to any right relating to a Participant’s Plan Shares to receive other shares, securities or rights of any description, and in relation to a Reconstruction or Takeover. The Trustees may not take any action without such a direction. If the Trustees are to be involved in any liability they may require an indemnity which they consider appropriate from the Participant.

Where the Trustees sell rights in order to have enough funds to acquire shares and securities in a company, they will hold those shares or securities as Plan Shares, treated in the same way as the Shares to which they relate. But this only applies if the rights issue is offered in respect of all ordinary shares in the company.

On a Reconstruction or a Takeover the Trustees will hold any new shares (as described in paragraph 115 of Schedule 8) as Shares subject to the Plan, as if they were the original Shares.

10.8	Fractional entitlements

Where, following any offer described in Rule 10.7, the Trustees receive rights or securities, they will allocate them among the Participants concerned on a proportionate basis, rounding down if necessary. The Trustees will then add the fractions not allocated and sell the unallocated rights and securities. The Trustees will deduct all expenses of sale and applicable taxation from the proceeds of sale and distribute the net proceeds of sale proportionately among the Participants whose allocation was rounded down. However, if a Participant’s entitlement is under £3 the Trustees may retain that sum.

Part 9 - General Rules

10.9	Capital receipts and other amounts

When the Trustees receive money which is a capital receipt (within the meaning of paragraph 79 of Schedule 8) or the proceeds of any disposal, they will transfer the sum to the Participant after complying with their PAYE obligations. The Trustees may, however, retain any sum under £3 due to any Participant.

The Trustees must also pay over to each Participant any money or money’s worth relating to any of his Plan Shares, apart from money’s worth consisting of new shares as described in Rule 10.7. But the Trustees are entitled to retain any amounts needed to discharge their PAYE obligations, and cash dividends reinvested or carried forward under Rule 9.

10.10	Tax liabilities

The Trustees will maintain the necessary records to comply with their PAYE obligations and those of the Participating Companies so far as they relate to the Plan and in accordance with paragraph 95(2) of Schedule 8 pay to the relevant employing companies sufficient sums to enable them to discharge their obligations. The Trustees may withhold any amount and make any such arrangements which they consider necessary, including the sale of any of a Participant’s Shares, in order to make such payment.

When a Participant becomes liable to tax under Case V of Schedule D, Schedule E or Schedule F in relation to his Plan Shares, the Trustees must give the Participant any information relevant to determining that liability.

11	Leaving the Plan

11.1	Leaving Employment - General Rule

Subject to the remainder of this Rule 11, the Directors may decide that the Plan will operate on the basis that if a Participant leaves Employment for any reason, the Trustees will transfer the Participant’s Plan Shares to the Participant or as he may direct as soon as reasonably practicable and if no such direction is given by the Participant or no decision is made by the Directors, the Participant’s Plan Shares will be transferred by the Trustees to the Participant within 90 days from the date that the Participant leaves Employment.

In the case of death reference to Participant is to his personal representatives.

11.2	Leaving Employment - Forfeiture of Free Shares and Matching Shares

11.2.1	The Directors may decide that a Participant who leaves Employment within a period specified by the Directors (not exceeding 3 years) of the Award Day for such reason as they may specify (other than for those reasons set out in 11.2.2 below) will lose any rights to receive Free Shares or Matching Shares (but not to any related Dividend Shares). The period and the reason for leaving specified may be different for Free Shares and Matching Shares but will be the same for all Shares included in the same award. The Directors’ decision must be the same in respect of all Shares subject to the same operation of the Plan.

11.2.2	If a Participant leaves employment for one of the following reasons, the Free Shares and Matching Shares will cease to be subject to the Plan on the date of cessation but he will not lose any rights to them and will be entitled to receive them on leaving Employment. The reasons are :

(i)	death;

(ii)	retirement on or after reaching age 50;

Part 9 - General Rules

(iii)	injury or disability;

(iv)	redundancy (as defined in the Employment Rights Act 1996);

(v)	his office or employment being in a company which ceases to be in the Group or to be associated with the Company; or

(vi)	his contract of employment relates to a business or part of a business which is transferred to a company which is not in the Group and is not associated with the Company under the Transfer of Undertakings (Protection of Employment) Regulations 1981.

11.3	Leaving the Plan

The Directors may also decide that where Shares are withdrawn from the Plan within the meaning of paragraph 122 of Schedule 8 within a period specified by the Directors (not exceeding 3 years) of the acquisition or award of the Shares to him, a Participant will not be entitled to the relevant Free Shares or Matching Shares. The period specified may be different for Free and Matching Shares but will be the same for all shares included in the same award.

11.4	Taking out Employee Purchased Shares

The Directors may also decide that a Participant who takes out of the Plan any Employee Purchased Shares under Rule 5.13, within a period specified by the Directors (not exceeding 3 years) of their acquisition, will not be entitled to any Matching Shares in respect of those Employee Purchased Shares. The period specified must be the same for each award of Matching Shares.

11.5	Trustees holding Shares

Where a Participant loses any right to receive Shares under this Rule, the Trustees will hold those Shares on general trusts for the purposes of the Plan.

11.6	Employment

In this Rule 11, a Participant will not be regarded as leaving Employment if he remains in the employment of the Company or any associated company.

12	General rules relating to the Plan

12.1	Stamp duty

The Trustees and the Company will agree who will bear costs and expenses in relation to the acquisition, allocation, award, and transfer of shares under the Plan, provided that such arrangements are approved in advance by the Inland Revenue.

12.2	Notices

Any notice or other document which has to be given in connection with the Plan may be delivered to a Participant or sent by post to him at his home address using the records of that Participant’s employing company, or such other address as the Company or the Trustees consider appropriate or sent by e-mail to any address which according to the records of his employing company is used by him (or such other e-mail address as he may from time to time specify). Any notice or other document which has to be given to the Company or the Trustees in connection with the Plan may be delivered or sent by post to them at their registered offices (or such other place as the Directors or the Trustees may

Part 9 - General Rules

from time to time write and tell the Participants) or if the Directors allow and subject to such conditions as they may specify, sent by e-mail to the e-mail address for the time being notified by the Company. Notices sent by post will be deemed to have been given on the second day following the date of posting. Notices sent by e-mail, in the absence of evidence to the contrary, will be deemed to have been received on the first day after sending.

12.3	Documents sent to shareholders

The Company may send to Participants copies of any documents or notices normally sent to the holders of its Shares, at the same time as issuing them to the holders of its Shares.

12.4	Directors’ and Trustees’ decisions

The decision of the Directors (or of the Trustees if the Directors so decide) in any dispute or question affecting any Employee or Participant will be final and binding on the parties concerned.

12.5	Regulations

The Directors and the Trustees will have the power from time to time to make or vary regulations for the administration and operation of the Plan, but these must be consistent with this Deed.

12.6	Terms of employment

Nothing in this Plan will form part of a person’s contract of employment. The rights and obligations of a person under the terms and conditions of his employment will not be affected by his participation in the Plan or the fact that he may be eligible to participate in it and nothing in these Rules will in any way be construed as imposing on a Participating Company or any associated company (within the meaning of paragraph 126 Schedule 8) a contractual obligation as between that company and any person to offer participation in the Plan.

No person will have any right to compensation or damages or any other sum or benefit in respect of his ceasing to participate, or ceasing to be eligible to participate, in the Plan or in respect of any loss or reduction of any rights or expectation under the Plan in any circumstances and participation in the Plan is permitted only on the basis that all or any such right as might otherwise arise is excluded and waived.

Nothing in this Plan will confer any benefit on a person who is not a Participant and no such third party will have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Plan but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

12.7	Beneficiary who is incapable

If the Trustees consider that a person cannot look after his affairs (because of illness, mental disorder, age or other reason) it may use any amounts or Shares due to that person for his or her benefit, or may pay or transfer them to some other person to do so. The receipt of the person to whom the Trustees make payments or transfers Shares will discharge the Trustees from any obligation in respect of the amounts or Shares concerned.

12.8	Setting up costs

The Company will pay the costs and expenses of the preparation and execution of these Rules.

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13	Assets of the Plan

13.1	Assets held on trust

The Trustees will hold all the payments they receive and the assets representing them from time to time and all income on trust for the purposes of the Plan. The Trustees may also accept gifts of cash and Shares which will be held on trust for the purposes of the Plan.

13.2	Use of assets

The Trustees may invest any moneys from time to time held by them and not immediately required for the purpose of the Plan in such manner as they may choose. The Trustees are not under a duty to invest trust property.

The Trustees may receive Shares from a share ownership trust complying with the requirements of Schedule 5 of the Finance Act 1989. They may only use those Shares for the awards of Free Shares or Matching Shares, and must use them before using other Shares.

The Trustees may borrow in order to acquire Shares for the purposes of the Plan or (but only after getting the written consent of the Company) any other purpose.

13.3	Plan expenses

The Trustees will pay the expenses of the Plan (including their own expenses incurred in attending to Plan business) from the Plan’s assets, if the assets are sufficient and the Company decides in writing. If there is no such direction the expenses of the Plan will be met by the Participating Companies in proportion to the amounts paid by them under the Plan or (if the Trustees decide) in proportion to the number of Shares awarded to their Participants under the Plan in the related year, or in proportion to both.

13.4	Trustees’ duties relating to Shares

During the Holding Period, the Trustees may only sell or transfer any Free, Matching or Dividend Shares in the following circumstances:

13.4.1	if a Participant instructs this as described in Rule 10.7; or

13.4.2	to discharge their PAYE obligations under the Plan; or

13.4.3	if they receive a termination notice as described in Rule 17.

14	Trustees

14.1	Appointment and removal

The Company may appoint new or additional trustees or a body corporate as a sole trustee. The Company may also remove trustees.

These powers will be exercised by resolution of the Directors. These powers may be exercised without giving a reason.

There must be at least two trustees, except when there is a sole corporate trustee.

All the trustees must be resident in the United Kingdom for United Kingdom tax purposes, at all times.

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14.2	Retirement

A trustee may retire by giving to the Company written notice of his or her wish to retire. The notice will take effect at the expiry of 3 months after the date of the notice, or on any other date agreed with the Company. The retiring trustee need not give a reason for retiring and will not be responsible for any costs arising from his retirement. The retiring trustee will take the necessary action, as directed by the Company, to give effect to his retirement including delivering all documents which he or she has relating to the Plan. Any continuing trustee is authorised to effect the transfer of Plan assets on behalf of a retiring trustee.

14.3	Exercise of powers

If there is more than one trustee, the Trustees may act by majority vote, and may delegate powers duties or discretions to any persons and on any terms (including terms which allow the delegate to sub-delegate).

The Trustees may allow any Shares to be registered in the name of an appointed nominee but these Shares must be registered in a designated account.

Trustees who delegate powers or use a nominee are not divested of any responsibility under the Rules or under Schedule 8.

The Trustees may at any time, and must if the Company so directs, revoke any delegation made under this Rule, or require any Plan assets held by another person to be returned to the Trustees, or both.

14.4	Trustees’ charges

A trustee who carries on a profession or business may charge for services provided on a basis agreed with the Company, as also may a company or firm in which a trustee is interested. These charges will also be paid from the Plan assets, if available, unless the Directors decide otherwise.

14.5	Limit of liability

A trustee will not be liable for any breach of trust except wilful wrongdoing (but a paid trustee will also be liable for negligence).

14.6	Indemnity

The Participating Companies will jointly and severally indemnify each trustee (except a paid trustee) against any expenses and liabilities which are incurred through acting as a trustee of the Plan but which cannot, for any reason, be met from the Plan’s assets. But this does not apply to expenses and liabilities which are incurred through wilful wrongdoing or covered by insurance under Rule 14.7. The indemnity in this Rule 14.6 is in addition to and without prejudice to the right which the Trustees have under general law and the Trustee Act 2000 to be indemnified out of the Plan’s assets.

14.7	Insurance

The Trustees may insure the Plan against any loss caused by it or any of its employees, officers, agents or delegates. They may also insure themselves and any of these persons against liability for breach of trust not involving wilful wrongdoing. Except in the case of a paid trustee the premiums may be paid from the Plan assets.

If the Trustees are insured, they will waive the protection of Rule 14.5.

Part 9 - General Rules

14.8	Personal interest

The Trustees, and any director, officer or employee of a corporation acting as trustee, may be interested in any securities of a Participating Company or any other company in which a Participating Company may be interested. Such person may enter into any contract with any such companies, and will not be liable to account for any profits obtained.

15	Participating Companies

15.1	Inclusion in the Plan

An employer wishing to participate in the Plan must enter into a deed with the Company and the Trustees, agreeing to comply with the Rules. The deed must be in a form agreed by the Inland Revenue.

15.2	Ceasing to participate

Any Participating Company will cease to participate in the Plan:

15.2.1	when it ceases to be under the control of the Company; or

15.2.2	if and during any times when the Directors decide that the Plan will not apply to it. (But in making this decision the Directors must ensure that the conditions in paragraphs 8 and 9 of Schedule 8 are still satisfied. These conditions are that the Plan must not have any features which may discourage certain employees from participating, and that the Plan cannot benefit mainly directors or higher paid employees.)

16	Changing the Rules

16.1	Before Inland Revenue approval

Before the Inland Revenue approves the Plan under Schedule 8 the Directors can change the Rules as necessary in order to obtain approval.

16.2	After Inland Revenue approval

After the Plan is approved, the Directors and the Trustees may, together by deed at any time change the Rules. But if a key feature of the Plan is to be changed at a time when the Plan is approved by the Inland Revenue under Schedule 8, and the approved status of the Plan is to be maintained, the change will not have effect until it has been approved by the Inland Revenue.

A “key feature” is any provision needed to comply with the requirements of Schedule 8.

The Directors and the Trustees must not make any change which would prevent achievement of the object of the Plan of helping and encouraging the holding of Shares by Participants or for their benefit.

The power to change the Rules in this Rule 16.2 is also subject to the restrictions in Rule 16.3.

The Directors must not make any changes to the Plan which would breach the rule against perpetuities (see Rule 17.4).

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16.3	Shareholders’ approval

16.3.1	The Company in general meeting must approve in advance by ordinary resolution any proposed change to the advantage of present or future Participants which relates to the following:

(i)	the persons to or for whom Shares may be awarded under the Plan;

(ii)	the limitations on the number of Shares which may be issued under the Plan;

(iii)	the maximum entitlement for each Participant under the Plan;

(iv)	the basis for determining each Participant’s entitlement to Shares;

(v)	any rights attaching to the Shares;

(vi)	the rights of Participants in the event of a capitalisation issue, rights issue, sub-division or consolidation of shares or reduction or any other variation of capital of the Company;

(vii)	the terms of this Rule 16.3.1.

Some relaxations of the requirements in this Rule 16.3.1 are set out in Rule 16.3.2.

16.3.2	The Directors need not obtain the approval of the Company in general meeting for any minor changes:

(i)	to benefit the administration of the Plan;

(ii)	which are necessary or desirable in order to obtain or maintain Inland Revenue approval of the Plan under Schedule 8 or any other enactment;

(iii)	to comply with or take account of the provisions of any proposed or existing legislation;

(iv)	to take account of any changes to legislation; or

(v)	to obtain or maintain favourable tax, exchange control or regulatory treatment of any Participating Company, or any present or future Participant.

17	Termination

17.1	Termination notice

The Company in general meeting or the Directors may at any time resolve to terminate the Plan. If they so resolve, they must issue a termination notice and give it without delay to:

17.1.1	the Inland Revenue;

17.1.2	the Trustees; and

17.1.3	Participants, and Employees who have returned valid application forms but have not been awarded any Shares or been allocated Employee Purchased Shares.

17.2	Effect of termination notice

Once the Trustees receive the termination notice, they must not award or acquire any more Shares on behalf of Participants.

Part 9 - General Rules

The Trustees must remove each Participant’s Plan Shares from the Plan by either transferring them or the proceeds of their sale to the Participant or as he or she may direct. (If the Participant has died, his or her personal representatives may give these instructions.) This should be done as soon as practicable once three months have passed from the date the termination notice was given under Rule 17.1. But the Trustees may delay the removal of Shares until this can be done without any liabilities to income tax under Part X of Schedule 8. The Trustees may also remove Plan Shares at an earlier time if the Participant agrees after receiving the termination notice.

The Trustees must also pay to Participants, as soon as they receive the termination notice, any cash dividends they are holding (Rule 9.3) or any Contributions held during an Accumulation Period (Rule 5.8).

17.3	Surplus assets

Any surplus assets left after the Trustees have removed Plan Shares under Rule 17.2 will be paid to Participating Companies so far as practicable in proportion to the total amounts made by each of them to the Plan, but the Trustees may decide on payments in different proportions.

17.4	Perpetuity period

The perpetuity period relating to the Plan is eighty years. The Trustees may not award Shares more than seventy six years after the date of these Rules.

The end of the “perpetuity period” is the time by which Participants or other persons must have an interest in Shares, without risk of loss of any rights.

18	Governing law

English law governs the Plan and its administration.

Executed as a deed on the date shown at the top of this document.

{	THE COMMON SEAL of Vodafone Group Plc was put onto this Deed in the presence of:

Director

Secretary

{	This Deed was executed by Mourant ECS Trustees Limited in the presence of:

Director

Secretary